Exhibit 10.1



                            CHANGE IN TERMS AGREEMENT


Principal:  $156,315.31; Loan Date: 09-16-2002;  Maturity: 10-15-2002;  Officer:
JB.

Borrower: Flotek Industries, Inc. (TIN: 77-0709256);     Lender: Legacy Bank
          Chemical and Equipment Specialties, Inc.               Legacy Bank
           (TIN: 73-1591850); Esses, Inc.                        PO Box 1109
          (TIN: 73-1386155); Plainsman Technology,               2024 N. Hwy 81
          Inc. (TIN: 73-1218459); Neal's Technology,             Duncan, OK
          Inc. (TIN: 73-1512452); PADKO International            73534-1109
          Incorporated (TIN: 73-1443489); Material
          Translogistics, Inc. (TIN: 73-1605226);
          Turbeco, Inc. (TIN: 76-0228889); Trinity Tool,
          Inc. (TIN: 76-0517268); Petrovalve, Inc.
          (TIN: 76-0513130); and USA Petrovalve, Inc.
          (TIN: 76-0448098)
          7030 Empire Central Drive
          Houston, TX 77040

Principal Amount: $166,315.3; Initial Rate: 4.716%; Date of Agreement: September 16, 2002.

DESCRIPTION OF EXISTING INDEBTEDNESS. Note/Letter of Credit number 9675310 issued 3-7-02 in the amount of $156.300 with a maturity date of 9-15-02. This was to secure the Sinopec contract with China.

DESCRIPTION OF COLLATERAL. Promissory note and security agreement dated 3-7-02 from Flotek, Inc. to Legacy Bank. Legacy Bank certificate of deposit number 9671572 with a balance of $157,536.06.

DESCRIPTION OF CHANGE IN TERMS. Extend the maturity from 9-15-02 to 10-15-02. Pay extension fee $15.31. All other terms and conditions of the original promissory note and security agreement are to remain the same, unchanged and in full force and effect.

PROMISE TO PAY. Flotek Industries, Inc.; Chemical end Equipment Specialties, Inc.; Esses, Inc.; Plainsman Technology, Inc.; Neal's Technology, Inc.; PADKO International Incorporated; Material Translogistics, Inc.; Turbeco, Inc.; Trinity Tool, Inc.; Petrovalve, Inc.; and USA Petrovalve, Inc. ("Borrower") jointly and severally promise to pay to Legacy Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Fifty-six Thousand Three Hundred Fifteen & 31/100 Dollars ($156,315.31), together with interest on the unpaid principal balance from August 14, 2002, until paid in full.

PAYMENT. Borrower will pay this loan on demand. Payment in full is due immediately upon Lender's demand. If no demand is made, Borrower will pay this loan in one principal payment of $156,315.31 plus interest on October 15, 2002. This payment due on October 15, 2002, will be for all principal and all accrued interest not yet paid. Interest on this Agreement is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an index which is the corresponding deposit account securing this indebtedness (the "Index.). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day, however, not more often than changes occurring to the corresponding deposit account. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 2.716% per annum. Prior to adding or subtracting any margin to the Index, the Index is rounded up to the nearest 0.001 per cent, resulting in a current rounded Index of 2.716%. The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 2.000 percentage points over the Index, rounded up to the nearest 0.001 percent, resulting in an initial rate of 4.716% per annum. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full" "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Legacy Bank, Legacy Bank, PO Box 1109, 2024 N. Hwy 81, Duncan, OK 73534-1109.

LATE CHARGE. If a payment is 11 days or more late, Borrower will be charged 6.000% of the unpaid portion of the regularly scheduled payment or $20.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Agreement to 21.000% per annum. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall  constitute an Event of Default under this
         Agreement:

         Payment Default. Borrower fails to make any payment when due under the Indebtedness.

         Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

         Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to perform Borrower's obligations under this Agreement or any of the Related Documents.

         False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

         Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

         Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

         Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

         Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

         Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

         Insecurity.  Lender in good faith believes itself insecure.

         Cure Provisions. If any default, other than a default in payrnent is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within ten (10) days; or (2) if the cure requires more than ten (10) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, le~er maydecla~e th8 entire unpaid principa. balance on this, Agreement and all accrued unpaid interest irrlmediately due, and then aorrower wiB pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Ok1ahoma. This Agreement has been accepted by Lender in the State of Oklahoma.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or other payment order including any preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower, Lender, without notice to Borrower, may deal with Borrower's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: Legacy Bank, PO Box 1038, Hinton, OK 73047.

MISCELLANEOUS PROVISIONS. This Agreement is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Agreement on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower: (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with anyone or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under' this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD All THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CIT SIGNERS:


FLOTEK lNDUSTRIES, INC.

By:  /s/ Jerry D. Dumas, Sr.
     --------------------------------------------------------
     Jerry D. Dumas, Sr., CEO of Flotek Industries, Inc.


By:  /s/ Mark Kehnemund
     --------------------------------------------------------
     Mark Kehnemund, Chief Financial Officer of Flotek
     Industries, Inc.



By:  /s/ Glenn S. Penny
     --------------------------------------------------------
     Glenn S. Penny, President of Flotek Industries, Inc.



                               NOTICE TO COSIGNER

You are being asked to guarantee this debt. Think carefully before you do. If the borrower doesn't pay the debt, you will have to. Be sure you can afford to pay if you have to, and that you want to accept this responsibility.

You may have to pay up to the full amount of the debt if the borrower does not pay. You may also have to pay late fees or collection costs, which increase this amount.

The Lender can collect this debt from you without first trying to collect from the borrower. The Lender can use the same collection methods against you that can be used against the borrower, such as suing you, garnishing your wages, etc. If this debt is ever in default, that fact may become a part of YOUR credit record.

This notice is not the contract that makes you liable for the debt.